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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

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                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                          INTERNATIONAL SPORTS WAGERING INC.
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                  (Exact name of issuer as specified in its charter)

         DELAWARE                                        22-3375134
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(State of incorporation                         (I.R.S. Employer
 or organization)                               Identification No.)


201 Lower Notch Road, Little Falls, New Jersey                  07424
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(Address of principal executive offices)                        (Zip Code)

If this form relates to           If this form relates to the
the registration of a             registration of a class of debt
class of debt securities          securities and is to become effective
and is effective upon             simultaneously with the effectiveness
filing pursuant to General        of a concurrent registration statement
Instruction A(c)(1) please        under the Securities Act of 1933
check the following box. / /      pursuant to General Instruction A(c)(2)
                                  please check the following box. / /

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    Title of Each Class                Name of Each Exchange on Which
    to be so registered                Each Class is to be Registered

         None                                       None
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

Units, each consisting of one share of Common Stock, $.001 per value per share,
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                          and one Redeemable Warrant
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                               (Title of Class)

                    Common Stock, par value $.001 per share
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                               (Title of Class)

Redeemable Warrants, each entitling the holder to purchase one share of Common
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                      Stock, par value $.001 per share
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                               (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The securities being registered are the Registrant's Units, Common
    Stock, $.001 per value per share, and Redeemable Warrants (the Common Stock and Redeemable Warrants being the securities comprising the Units), a description of which is included under the caption "Description of Securities" in Amendment No. 2 to the Registrant's Registration Statement on Form SB-2 (No. 333-15005), filed with the Securities and Exchange Commission on December 3, 1996 and, together with any amendments which may be filed thereto, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

  3.1    Certificate of Incorporation of the Registrant.1

  3.1(a) Amendment filed October 24, 1996 to the Certificate of Incorporation of the Registrant.1

  3.2    By-laws of the Registrant.1

  4.2    Form of Common Stock Certificate.1

  4.2(a) Form of Unit Certificate.

  4.5 Form of Warrant Agreement between the Registrant and American Stock Transfer & Trust Company (including form of Warrant Certificate).1









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    1.   Incorporated by reference to the exhibit with the corresponding number contained in the Registrant's Registration Statement on Form SB-2, Registration No. 333-15005, filed with the Securities and Exchange Commission on October 29, 1996, Amendment No. 1 thereto filed November 12, 1996, Amendment No. 2 thereto filed December 3, 1996, and any subsequent amendments which may be filed thereto.

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                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  INTERNATIONAL SPORTS WAGERING INC.


                                  By:  /s/ Bernard Albanese
                                       -----------------------------
                                       Bernard Albanese,
                                       President



Dated: December 5, 1996